Free Writing Prospectus
Filed Pursuant to Rule 433
Registration Statement No. 333-162637
Dated December 1, 2009

Follow-on Offering of Common Stock
NASDAQ: CBKN
November 2009

Legal Statement
 This presentation contains forward-looking statements relating to the financial condition, results of operations and business of Capital Bank Corporation. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially are discussed in Capital Bank Corporation’s filings with the
 Securities and Exchange Commission (the “SEC”), including its Registration Statement on Form
 S-1, Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on
 Form 8-K. Please refer to the Securities and Exchange Commission’s website at www.sec.gov where you can review those documents. Capital Bank Corporation does not undertake a duty to update any forward-looking statements made during this presentation.
 Capital Bank Corporation has filed a registration statement (including a prospectus) with the
 SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents that Capital Bank Corporation has filed with the SEC for more complete information about Capital Bank Corporation and this offering. You may obtain these documents for free by visiting EDGAR on the SEC website,
 http://www.sec.gov. Alternatively, Capital Bank Corporation, Sandler O’Neill & Partners, L.P.,
 or Howe Barnes Hoefer & Arnett will arrange to send you the prospectus if you request by calling toll-free (800) 635-6859 for Sandler O’Neill or (800) 800-4693 for Howe Barnes.

(1) Based on CBKN’s closing stock price of $4.45 per share as of November 20, 2009 and 11,300,369 common shares outstanding as of
September 30, 2009
Offering Summary
Issuer: Capital Bank Corporation (NASDAQ: CBKN)

Transaction Size: Approximately $55 million

Number of Shares: Approximately 12,359,551 (1)

Pro Forma Shares Outstanding: Approximately 23,659,920 (1)

Over-Allotment Option: 15%

Use of Proceeds: General Corporate Purposes

Sole Book Running Manager:     Sandler O’Neill + Partners, L.P.

Co-Manager: Howe Barnes Hoefer & Arnett

■ Positions Capital Bank to take advantage of competitor dislocation in desirable geographic markets
■ Positions Capital Bank to take advantage of strategic acquisition opportunities and FDIC-assisted transactions
■ Increases Tangible Common Equity ratio to 8.8%
■ Provides the capital flexibility to consider repayment of TARP Preferred
 Stock and associated warrants
Transaction Rationale

B. Grant Yarber
President and CEO

- Joined CBKN in 2003 as COO and became CEO in 2004
- 20+ years of lending and credit experience
- Leadership roles with NCNB / B of A

Michael R. Moore
EVP – Chief Financial Officer

- Joined CBKN in 2007
- Senior finance and accounting roles at Sky Financial Group ($16.8 B)
- Due diligence leader on 9 mergers totaling $10B in assets over his career

Mark J. Redmond
EVP – Chief Credit Officer

- Joined CBKN in 2005
- Senior Credit Officer for BB&T
- BB&T Capital Markets Group

David C. Morgan
EVP – Chief Banking Officer

- Joined CBKN in 2003 as Triangle Region President
- 20+ years with CCB in Triangle

CAPITAL BANK

■ Insider ownership = 15% (1)
■ Insider participation expected
(1) Based on November 12, 2009 Company Proxy statement. Ownership includes common stock and options exercisable within 60 days
Experienced Management Team

Capital Bank's vision is to be North Carolina's most respected and profitable community bank through its commitment to providing hometown, personal service for its loyal customers, enhancing shareholder value by way of consistent earnings and giving back to the communities it serves.

- $1.7 billion in total assets
- Headquartered in Raleigh, NC; 32 statewide banking offices

Burlington
Raleigh
Hickory
Asheville
Fayetteville
Triangle
Triad
Sandhills
Western

CAPITAL BANK

Note: Financial information as of September 30, 2009
Franchise Profile

Market Area[1]	Capital Bank September '09 Deposits ($MM)	Capital Bank September '09 Loans ($MM)	Total Market Area[3] June '09 Deposit Data[2] Deposits in Market Area ($MM)	CBKN Market Share (%)	CBKN 08 - 09 Growth	2009 Population	'09-'14 Projected Population Growth	2009 Median Household Income[4]
Triangle (13 branches)	$ 600	$ 767	$ 19,211	3.1 %	16.8 %	1,168,270	17.4 %	$ 68,874
Sandhills (9 branches)	261	171	5,227	5.0	69.1	607,927	4.7	47,781
Triad (5 branches)	387	169	2,404	16.2	0.1	147,797	6.6	50,579
Western (5 branches)	137	250	9,144	1.4	14.6	576,365	6.1	47,699
Total	$ 1,385	$ 1,357	$ 35,986	3.8 %	16.6 %	2,500,359	11.1 %	$ 59,207
North Carolina							8.1 %	$ 51,418
Total USA							4.6 %	$ 54,719

CAPITAL BANK

(1) The Triangle market area is comprised of the Raleigh-Cary MSA and Granville County; the Sandhills market area is comprised of the
Fayetteville MSA, and the counties of Chatham, Robeson and Lee; the Triad market area is comprised of the Burlington MSA; the
Western market area is comprised of the Asheville MSA and Catawba County
(2) FDIC deposit data as of June 30, 2009
(3) Per SNL Financial
(4) Weighted-average based on FDIC deposit data as of June 30, 2009
■ Strategic franchise positioning
Attractive, Diverse Markets

Triangle Region
■ #1 Top city for small business
  - Bizjournals, February 2009
■ #1 Fastest growing metropolitan area in the country
  - U.S. Census, March 2009
■ #1 Best place for business and careers
  - Forbes.com, March 2009
■ #1 City with best economic potential
  - fDi Magazine, April 2009
■ #1 City where Americans are relocating
  - Forbes.com, April 2009
■ #3 Best place to launch a small business
  - CNNMoney.com, October 2009
■ #6 Healthiest housing market
  - Builderonline.com, February 2009

Triangle Market [1]		Company	Headquarters	# of Branches in Market	Total Assets [2]	June '09 Total Deposits	June '09 Market Share	June '08 Market Share	June '09 % of Total Deposits
Deposits in Market = $ 19,211	1	Wells Fargo & Company	San Francisco, CA	44	$ 1,228,625	$ 4,956	25.8 %	29.3 %	0.6 %
	2	BB&T Corporation	Winston-Salem, NC	37	165,328	2,797	14.6	13.6	2.7
	3	First Citizens BancShares, Inc.	Raleigh, NC	40	18,513	2,077	10.8	10.0	14.5
	4	RBC Bancorp	Raleigh, NC	26	29,447	1,538	8.0	6.0	7.9
	5	Bank of America Corporation	Charlotte, NC	21	2,251,043	1,405	7.3	7.3	0.1
	6	SunTrust Banks, Inc.	Atlanta, GA	37	172,718	909	4.7	6.1	0.8
	7	Paragon Commercial Corporation	Raleigh, NC	1	1,290	764	4.0	5.1	86.1
	8	Four Oaks Fincorp, Inc.	Four Oaks, NC	12	933	628	3.3	3.2	85.0
	9	Greystone Bank	Raleigh, NC	1	672	617	3.2	1.9	100.0
	10	Capital Bank Corporation	Raleigh, NC	13	1,735	605	3.1	3.1	43.8
	11	North State Bancorp	Raleigh, NC	6	711	604	3.1	3.1	95.4
	12	Crescent Financial Corporation	Cary, NC	10	1,064	523	2.7	2.6	74.0
	13	Fidelity Bancshares, Inc.	Fuquay-Varina, NC	19	1,393	396	2.1	2.4	32.6
	14	TrustAtlantic Financial Corporation	Raleigh, NC	3	348	249	1.3	0.9	82.6
	15	KS Bancorp, Inc.	Smithfield, NC	8	343	188	1.0	1.1	78.3
	16	Regions Financial Corporation	Birmingham, AL	2	139,986	120	0.6	0.1	0.1
	17	Union Bank & Trust Company	Oxford, NC	3	179	119	0.6	0.5	87.9
	18	CapStone Bank	Raleigh, NC	1	175	108	0.6	0.5	100.0
	19	Fifth Third Bancorp	Cincinnati, OH	5	110,740	99	0.5	0.4	0.1
	20	Patriot State Bank	Fuquay-Varina, NC	2	122	98	0.5	0.3	94.3
		Top 20 Institutions		291		$ 18,799	97.9 %	97.7 %	

CAPITAL BANK

Note: Dollars in millions; figures in red indicate a decline in market share for 2008 - 2009
(1) Comprised of the Raleigh-Cary MSA and Granville County
(2) Financial data as of most recent quarter
Data Source: SNL Financial
Triangle Region

Sandhills Market [4]		Company	Headquarters	# of Branches in Market	Total Assets [5]	June '09 Total Deposits	June '09 Market Share	June '08 Market Share	June '09 % of Total Deposits
Total Deposits in Market = $ 5,227	1	BB&T Corporation	Winston-Salem, NC	28	$ 165,328	$ 1,668	31.9 %	31.1 %	1.6 %
	2	RBC Bancorp	Raleigh, NC	14	29,447	619	11.8	11.4	3.2
	3	First Citizens BancShares, Inc.	Raleigh, NC	18	18,513	557	10.7	10.7	3.9
	4	Wells Fargo & Company	San Francisco, CA	8	1,228,625	550	10.5	10.9	0.1
	5	First Bancorp	Troy, NC	11	3,520	443	8.5	8.5	15.4
	6	Bank of America Corporation	Charlotte, NC	7	2,251,043	294	5.6	5.7	0.0
	7	Capital Bank Corporation	Raleigh, NC	9	1,735	261	5.0	3.1	18.9
	8	New Century Bancorp, Inc.	Dunn, NC	5	637	199	3.8	3.7	37.7
	9	Lumbee Guaranty Bank	Pembroke, NC	12	241	187	3.6	3.6	100.0
	10	SunTrust Banks, Inc.	Atlanta, GA	4	172,718	138	2.6	3.1	0.1
		Top 10 Institutions		116		$ 4,914	94.0 %	91.9 %	

CAPITAL BANK

Note: Dollars in millions
(1) Per GlobalSecurity.org military facilities description (http://www.globalsecurity.org/military/facility/fort-bragg.htm)
(2) Comprehensive Regional Growth Plan for the Fort Bragg Region, BRAC Regional Task Force, September 2008
(3) North Carolina’s Military Footprint, North Carolina Department of Commerce, June 2008
(4) Market comprised of Fayetteville MSA and counties of Chatham, Robeson and Lee
(5) Financial data as of most recent quarter
Data Source: SNL Financial
■ Significant growth due to Base Realignment and Closure (BRAC) process
 – Fort Bragg - largest global Army installation with 10% of Army’s active forces (1)
 – 2006 - 2013: $1.6 billion in military-related construction; $1.0 billion economic development (2) (3)
 – $30 billion of U.S. defense budget - “North Carolina’s All-American Defense Corridor” (2)
Sandhills Region

Cincinnati
Charleston
Frankfort
Lexington
Baltimore
Annapolis
Dover
Washington
Richmond
Virginia Beach
Raleigh
Charlotte
Columbia
Atlanta
Institution with NPAs/Assets > 5.0%
Copyright (C) 2009 SNL Financial LC. All rights reserved

CAPITAL BANK

Note: Red stars represent commercial banks & thrifts located in Virginia, North Carolina, South Carolina, and East Tennessee with
NPAs / Assets > 5.0%; financial information as of September 30, 2009
Data Source: SNL Financial
Future Opportunities

Financial Highlights

Positive Operating Momentum
■ Improved asset yields
■ Improved deposit pricing
■ Growth
■ Expense control

$6,000
$5,000
$4,000
$3,000
$2,000
$1,000
$0
$3,577
$1,134
$723
$3,423
$4,964
3Q08
4Q08
1Q09
2Q09
3Q09

CAPITAL BANK

Note: Dollars in thousands
(1) Excludes goodwill impairment charge of $65.2 million in Q4`08; see non-GAAP reconciliation on page 53
(1)
Pretax, Pre-Provision Income

6.00 %
5.00 %
4.00 %
3.00 %
2.00 %
1.00 %
5.90 %
5.51 %
5.17 %
5.34 %
5.43 %
3.12 %
3.05 %
2.80 %
2.50 %
2.33 %
Q3 '08
Q4 '08
Q1 '09
Q2 '09
Q3 '09
Yield on Earning Assets
Cost of Int. Bearing Liabilities

4.00 %
3.00 %
2.00 %
1.00 %
3.11 %
2.78 %
2.72 %
3.17 %
3.41 %
Q3 '08
Q4 '08
Q1 '09
Q2 '09
Q3 '09
Net Interest Margin

Net Interest Income	**$ 10,827**	**$ 9,932**	**$ 10,181**	**$ 12,164**	**$ 13,555**

CAPITAL BANK

Note: Dollars in thousands
Net Interest Margin

Mix
Pricing
Risk
Mgmt.
Pricing
■ Use of funds transfer price
■ Specific price tools
■ Cash flow
■ Risk
■ Operational cost
■ Capital
■ Spread management

Risk Management
■ Upgrade risk model
■ Take steps to mitigate risk
■ Set strong risk parameters
■ Back-test model for accuracy
■ Consider multiple scenarios
Net Interest Margin Management
Mix
■ Focus on core
 deposits
■ Diversify wholesale
 funds
■ Diversify loan types

Noninterest Expense / Average Assets

3.00 %
2.80 %
2.60 %
2.40 %
2.20 %
2.00 %
2.71 %
0.02 %
2.69 %
2.91 %
0.02 %
2.89 %
2.71 %
0.02 %
2.69 %
2.69 %
0.02 %
2.67 %
2.62 %
0.04 %
2.58 %
2.79 %
0.15 %
2.64 %
2004
2005
2006
2007
2008(1)
YTD 2009
FDIC Assessments
Other NIE

CAPITAL BANK

■ Employee and operating costs
 – Controlling headcount, freezing salaries, eliminating 401k match, no incentive comp
 – Analyzed every major vendor relationship for efficiencies
■ Branch network
 – Close / consolidate branches in slower growth markets
■ Systems scalability
(1) Excludes goodwill impairment charge of $65.2 million in Q4`08; see non-GAAP reconciliation on page 53
Prudent Expense Management

Deposits and Funding

September 30, 2009

Deposit Composition

4%
10%
53%
12%
14%
2%
5%
DDA/Non-interest checking
Interest checking
Money Market
IRAs
Savings
Customer CDs
Brokered

10%
28%
43%
19%
Triangle
Sandhills
Triad
Western

Type	Balance	Weighted Avg Rate
DDA/Non-interest checking	$ 136,228	--
Interest checking	171,158	1.63 %
Money market	200,052	0.99
IRAs	69,303	2.97
Savings	28,568	0.14
Customer CDs		
< $250k	562,583	2.82
> $250k	118,717	2.45
CDARs	48,541	1.57
Brokered	50,099	0.93
Total deposits	$ 1,385,250	1.94 %

CAPITAL BANK

■ Deposit Initiatives
 – Commitment to service
 – Reputation in community
 – Leading deposit technologies
■ “Competition does not drive CBKN’s rates”
Note: Dollars in thousands
Deposit Mix

Customer Deposits

$600.0
$500.0
$400.0
$300.0
$200.0
$100.0
$0.0
$428.8
$549.5
$152.7
$260.8
$384.2
$387.1
$112.2
$137.8
Triangle
Sandhills
Triad
Western
3Q`08
3Q`09

Type	3Q '08	3Q '09	% Growth
DDA/Non-interest checking	$ 109.1	$ 136.2	24.9 %
Interest checking	147.7	171.2	15.9
Money market	198.4	200.1	0.8
IRAs	64.4	69.3	7.7
Savings	28.7	28.6	(0.4)
Customer CDs			
< $250k	421.5	562.6	33.5
> $250k	95.9	118.7	23.9
CDARs	12.2	48.5	298.0
Total customer deposits	**$ 1,077.8**	**$ 1,335.2**	**23.9 %**
% of Total	*90.0 %*	*96.4 %*	
Brokered	120.0	50.1	(58.2)%
Total deposits	**$ 1,197.7**	**$ 1,385.3**	**15.7 %**

CAPITAL BANK

Note: Dollars in millions
Customer Deposits

Balance Sheet - Capital, Loan Portfolio &
 Credit Quality

As of September 30, 2009		
		Reported	As Adjusted [(1)]	CBKN Peers [(2)]
Tangible Common Equity / Tangible Assets		6.08 %	8.76 %	6.43 %
Tangible Equity / Tangible Assets		8.46	11.08	7.85
	Well-Capitalized			
Tier 1 Leverage	**5.00 %**	9.87	12.48	9.29
Tier 1 Risk Based Capital	**6.00**	11.17	14.44	11.82
Total Risk Based Capital	**10.00**	12.42	15.68	13.37

CAPITAL BANK

(1) Assumes a $55.0 million common equity raise with net proceeds of $51.0 million
(2) CBKN peer group includes FBNC, FFCH, HMPR, SCBT, FCBC, FNBN, YAVY, NBBC, SCMF, BNCN, GRAN, CRFN, PEBK, ECBE, FSBK, CSBC
Data Source: SNL Financial
Strengthened Capital Position

September 30, 2009

Type	Balance	% of Total	% in Triangle
Commercial non-owner occupied real estate:			
Residential land / development	$ 170,206	12.5 %	75.2 %
Residential construction	117,810	8.7	72.5
Commercial land / development	121,479	9.0	80.3
Commercial construction	57,261	4.2	84.7
Multifamily	43,583	3.2	71.7
Other non-residential commercial real estate	188,406	13.9	56.1
Total commercial non-owner occupied real estate	$ 698,745	51.5 %	71.0 %
Commercial owner occupied real estate	$ 191,112	14.1 %	48.5 %
Commercial:			
Commercial and industrial	$ 178,879	13.2 %	27.6 %
Municipal	18,382	1.4	9.6
Agriculture	15,670	1.2	75.1
Other	1,967	0.1	73.3
Total commercial	$ 214,898	15.8 %	30.0 %
Residential:			
First lien, closed-end	$ 129,355	9.5 %	42.5 %
Junior lien, closed-end	16,498	1.2	61.4
Home equity lines	96,886	7.1	46.6
Total residential	$ 242,739	17.9 %	45.4 %
Consumer	$ 9,749	0.7 %	40.0 %
Total gross loans	$ 1,357,243	100.0 %	56.5 %
Allowance for loan losses	19,511		
Total Net Loans	$ 1,337,732		

Loan Composition

18%
12%
57%
13%
Triangle
Sandhills
Triad
Western

CAPITAL BANK

Note: Dollars in thousands
Loan Portfolio

Proactive Portfolio Management
■ Diligent underwriting and loan approval process
■ Early identification of potential problem loans
■ Thorough internal review process
 – Experienced loan review team, which includes 50 years of combined banking experience and a former state regulator
 – 25% of commercial loan portfolio reviewed every 12-18 months
 – Spot audits - target potential areas of weakness
■ Recent independent loan review
 – Nationally-recognized loan review firm
 – Approximately 75% penetration (UPB)
 – Cumulative loan loss estimate consistent with internal stress test

September 30, 2009

Type	Total Portfolio	% of Total	Nonaccrual Loans	% NPLs	ALLL	ALLL / Loans	YTD NCOs	YTD NCOs / Avg Loans
			Credit Quality					
Commercial non-owner occupied real estate:								
Residential land / development	$ 170,206	12.5 %	$ 9,238	5.43 %	$ 6,365	3.74 %	$ 712	0.56 %
Residential construction	117,810	8.7	4,016	3.41	2,029	1.72	726	0.82
Commercial land / development	121,479	9.0	32	0.03	1,361	1.12	902	0.99
Commercial construction	57,261	4.2	–	–	367	0.64	250	0.58
Multifamily	43,583	3.2	–	–	356	0.82	39	0.12
Other non-residential commercial real estate	188,406	13.9	1,705	0.90	2,159	1.15	738	0.52
Total commercial non-owner occupied real estate	$ 698,745	51.5 %	$ 14,991	2.15 %	$ 12,637	1.81 %	$ 3,367	0.64 %
Commercial owner occupied real estate	$ 191,112	14.1 %	$ 710	0.37 %	$ 2,434	1.27 %	$ 376	0.26 %
Commercial:								
Commercial and industrial	$ 178,879	13.2 %	$ 586	0.33 %	$ 2,222	1.24 %	$ 1,140	0.85 %
Municipal	18,382	1.4	–	–	10	0.05	–	–
Agriculture	15,670	1.2	–	–	112	0.71	–	–
Other	1,967	0.1	–	–	12	0.61	–	–
Total commercial	$ 214,898	15.8 %	$ 586	0.27 %	$ 2,356	1.10 %	$ 1,140	0.71 %
Residential:								
First lien, closed-end	$ 129,355	9.5 %	$ 1,809	1.40 %	$ 1,028	0.79 %	$ 640	0.66 %
Junior lien, closed-end	16,498	1.2	96	0.58	303	1.84	636	5.14
Home equity lines	96,886	7.1	330	0.34	450	0.46	183	0.25
Total residential	$ 242,739	17.9 %	$ 2,235	0.92 %	$ 1,781	0.73 %	1,459	0.80
Consumer	$ 9,749	0.7 %	–	–	$ 303	3.11 %	$ 184	2.52 %
Total	**$ 1,357,243**	**100.0 %**	**$ 18,522**	**1.36 %**	**$ 19,511**	**1.44 %**	**$ 6,526**	**0.67 %**

CAPITAL BANK

Note: Dollars in thousands
Credit Quality

■ Nonperforming loans
 – $18.5 million; 1.36% of loans
 – Average NPL = $220,000
 – Largest NPL’s
 1) $5.2 million residential land / development loan in Triangle Region
 2) $1.9 million residential construction and land / development loan in
 Western Region
 3) $1.7 million residential land / development loan in Western Region
 4) $1.4 million residential construction loan in Triangle Region
 – Approximately 69 loans make up the remaining NPLs
 – Total NPL’s per market
 1) Triangle = $9.2 million; 1.20% NPLs / Loans
 2) Sandhills = $1.6 million; 0.93% NPLs / Loans
 3) Triad = $1.3 million; 0.76% NPLs / Loans
 4) Western = $6.4 million; 2.56% NPLs / Loans
Credit Quality - Nonperforming Loans

NPLs / Loans

2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
0.54%
0.88%
0.73%
1.37%
1.33%
1.58%
1.43%
1.92%
1.36%
2.43%
3Q08
4Q08
1Q09
2Q09
3Q09

NCOs / Average Loans

1.25%
1.00%
0.75%
0.50%
0.25%
0.00%
0.22%
0.32%
0.58%
0.56%
0.73%
0.72%
0.49%
0.86%
0.80%
1.19%
3Q08
4Q08
1Q09
2Q09
3Q09

Reserves / NPLs

250.0%
200.0%
150.0%
100.0%
50.0%
0.0%
218.6%
146.1%
162.3%
109.1%
108.7%
87.8%
100.4%
90.4%
105.3%
84.2%
3Q08
4Q08
1Q09
2Q09
3Q09

CAPITAL BANK

(1) CBKN peer group includes FBNC, FFCH, HMPR, SCBT, FCBC, FNBN, YAVY, NBBC, SCMF, BNCN, GRAN, CRFN, PEBK, ECBE, FSBK, CSBC
Data Source: SNL Financial
CBKN
CBKN Peers (1)
Credit Quality - Peer Comparison

Assumptions	
Gross Proceeds	$55,000
Net Proceeds	$50,950
Risk-Weighting of New Capital	20%
Targeted LLR / Loans(09/30/11) (1)	1.50%
Core Earnings (2)	$39,712
Effective Tax Rate	35%
Aggregate Common Stock Dividend (3)	$14,154
Aggregate TARP Preferred Dividend (3)	$4,720

	Well- Capitalized	Reported 9/30/2009	Capital Raise 9/30/2009	Stress Test Analysis Projected as of September 30, 2011			
				Mgmt - Base	Mgmt - Adverse	3rd Party	SCAP Adverse (4)
Estimated Credit Losses		--	--	$ 54,451	$ 92,737	$ 73,850	$ 134,243
Consolidated							
Tangible Equity / Tangible Assets		8.46 %	11.08 %	9.63 %	8.35 %	8.99 %	6.92 %
Tangible Common Equity / Tangible Assets		6.08	8.76	7.28	5.97	6.62	4.50
Tier 1 Leverage Ratio	5.00 %	9.87	12.48	11.16	9.51	10.52	7.14
Tier 1 Risk-Based Capital Ratio	6.00	11.17	14.44	12.75	10.70	11.95	7.85
Total Risk-Based Capital Ratio	10.00	12.42	15.68	14.00	11.94	13.20	9.06

CAPITAL BANK

Note: Dollars in thousands
(1) Targeted LLR / Loans as of September 30, 2011 based on gross loans (HFI) as of September 30, 2009 reduced by the estimated credit losses under the SCAP Analysis
(2) Assumes quarterly projections for Q4'09 - Q3'11 equals estimated Q3'09 Core Earnings
(3) Q4'09 - Q3'11
(4) Credit losses for the 24-month period January 1, 2009 - December 31, 2010 less actual YTD 9/30/09 charge-offs. For comparison purposes, assumes the losses are incurred from September 30, 2009 - 2011
SCAP Analysis

Loan Type	Balance as of 9/30/09 $ MM	Balance as of 9/30/09 %	Management Baseline %	Management Baseline $ MM	Management More Adverse %	Management More Adverse $ MM	SCAP More Adverse [1] %
Commercial non-owner occupied real estate:							
Residential land / development	$ 170.2	12.5 %	10.3 %	$ 17.5	17.0 %	$ 28.9	16.5 %
Residential construction	117.8	8.7	5.2	6.1	8.5	10.0	16.5
Commercial land / development	121.4	8.9	3.4	4.1	5.5	6.7	16.5
Commercial construction	57.3	4.2	1.9	1.1	3.2	1.8	16.5
Multifamily	43.6	3.2	2.1	0.9	4.1	1.8	10.5
Other non-residential commercial real estate	188.4	13.9	3.5	6.6	6.4	12.1	8.0
Total commercial non-owner occupied real estate	698.7	51.5	5.2	36.4	8.8	61.3	
Commercial owner occupied real estate	191.1	14.1	3.5	6.7	6.5	12.4	8.0
Commercial:							
Commercial and industrial	178.9	13.2	3.4	6.1	6.3	11.3	6.5
Municipal	18.4	1.4	0.1	0.0	0.1	0.0	6.5
Agriculture	15.7	1.2	2.0	0.3	3.6	0.6	6.5
Other	1.9	0.1	1.7	0.0	3.1	0.1	6.5
Total commercial	214.9	15.8	3.0	6.4	5.5	11.9	
Residential:							
First lien, closed-end	129.4	9.5	1.8	2.3	2.5	3.2	7.8
Junior lien, closed-end	16.5	1.2	4.6	0.8	5.8	1.0	23.5
Home equity lines	96.9	7.1	1.2	1.2	1.6	1.6	9.5
Total residential	242.8	17.9	1.8	4.3	2.4	5.7	
Consumer	9.7	0.7	7.0	0.7	14.0	1.4	10.0
Estimated Potential Credit Losses (10/1/09 - 09/30/11)	**$ 1,357.2**	**100.0 %**		**$ 54.5**		**$ 92.7**	**$ 134.2**
Losses as a % of 09/30/09 Gross Loans				***4.0 %***		***6.8 %***	***9.9 %***

CAPITAL BANK

(1) Represents the mid-point of the indicative loss rates as per Board of Governors of the Federal Reserve System (2009) “The Supervisory Capital
Assessment Program: Overview of Results.”
(2) Loss rates applied to December 31, 2008 loan balances; estimated credit losses as of December 31, 2008 less 1/1/09 - 9/30/09 net charge-offs;
for comparison purposes, assumes the losses are incurred from September 30, 2009 - 2011
Note: Dollars in millions
SCAP Analysis

Investment Rationale

Investment Highlights
■ Timing . . . significant opportunities to enhance franchise through strategic transactions and organic growth
■ Capital strength
■ Experienced, proven management team
■ Attractive operating markets with economic momentum
■ Positive financial performance trends
■ Disciplined credit quality management
■ Compelling valuation

Appendix

Current Market Price /	
	Tangible Book Value	% of 52 Wk High
CBKN	47.2 %	52.7 %
CBKN Peers (1)	62.9	56.8
SNL Southeast	134.2	--
Capital Bank Corporation - Pro Forma (2)	67.4	--

CAPITAL BANK

Note: Market information as of November 20, 2009
(1) CBKN peer group includes FBNC, FFCH, HMPR, SCBT, FCBC, FNBN, YAVY, NBBC, SCMF, BNCN, GRAN, CRFN, PEBK, ECBE, FSBK, CSBC
(2) Assumes a $55.0 million common equity raise with net proceeds of $51.0 million issued at the closing stock price of $4.45 per share as of
November 20, 2009
Data Source: SNL Financial
Market Valuation

FY 2008 - Quarterly Results		FY 2009 - Quarterly Results		
	Q3'08	Q4'08	Q1'09	Q2'09	Q3'09
Summary Balance Sheet Data:					
Assets	$ 1,594,402	$ 1,654,232	$ 1,665,611	$ 1,695,342	$ 1,734,950
Gross loans	1,194,149	1,254,368	1,277,064	1,293,340	1,357,243
Deposits	1,197,721	1,315,314	1,340,974	1,380,842	1,385,250
Tangible common equity	103,946	103,378	97,826	98,745	105,251
Tangible book value per share	$ 9.26	$ 9.33	$ 8.78	$ 8.85	$ 9.31
Asset Quality Ratios:					
Total NPAs	$ 7,430	$ 10,462	$ 20,624	$ 23,700	$ 26,963
NPA / Total assets	0.47 %	0.63 %	1.24 %	1.40 %	1.55 %
LLR / Gross loans	1.17	1.18	1.45	1.44	1.44
LLR / NPLs	218.64	162.31	108.66	100.39	105.34
NCO / Average loans	0.22	0.58	0.73	0.49	0.80
Summary Income Statement Data:					
Pre-tax, pre-provision income	$ 3,577	$ 1,134 (1)	$ 723	$ 3,423	$ 4,964
Net interest margin	3.11 %	2.78 %	2.72 %	3.17 %	3.41 %
Efficiency ratio	74.62	90.73 (1)	94.12	78.46	69.09
Net income	$ 2,012	$(67) (1)	$(4,463)	$ 1,349	$ 3,543
Net income available to common shareholders	$ 2,012	$(191) (1)	$(5,050)	$ 762	$ 2,953
Diluted earnings per share	$ 0.18	$(0.02) (1)	$(0.45)	$ 0.07	$ 0.26
Common Dividends Declared	$ 0.08	$ 0.08	$ 0.08	$ 0.08	$ 0.08

CAPITAL BANK

Note: Dollars in thousands
(1) Excludes goodwill impairment charge of $65.2 million in Q4`08; see non-GAAP reconciliation on page 53
Financial Summary

Q4'09	Loans - $	Loans - Avg Yield (%)
October 2009	$ 67,148	4.32 %
November 2009	75,158	4.90
December 2009	48,803	5.20
Total	**$ 191,109**	**4.77 %**

FY 2010	Loans - $	Loans - Avg Yield (%)
January 2010	$ 53,426	4.89 %
February 2010	40,588	4.77
March 2010	69,451	4.52
April 2010	26,161	5.10
May 2010	29,664	4.88
June 2010	55,824	4.93
July 2010	30,136	4.67
August 2010	24,139	4.82
September 2010	16,234	4.47
October 2010	16,991	5.00
November 2010	8,496	5.20
December 2010	9,336	5.33
Total	**$ 380,446**	**4.81 %**

CAPITAL BANK

■ Loan repricing opportunities - $571.6 million of loans maturing and repricing by the end of 2010
 – 5% floor on all new loan originations or renewals
 – Widening credit spreads
Note: Dollars in thousands; financial information as of September 30, 2009
Net Interest Margin

Q4'09	Brokered CD's ($)	Brokered CD's - Avg. Rate (%)	Client Time Deposits ($)	Client CD's - Avg Rate (%)
October 2009	--	--	$ 83,409	1.84 %
November 2009	--	--	38,162	2.28
December 2009	$ 10,000	0.50 %	22,363	1.97
Total	**$ 10,000**	**0.50 %**	**$ 143,934**	**1.98 %**

FY 2010	Brokered CD's ($)	Brokered CD's - Avg. Rate (%)	Client Time Deposits ($)	Client Time Deposits - Avg Rate (%)
January 2010	--	--	$ 15,038	2.18 %
February 2010	$ 10,099	1.60 %	15,421	1.61
March 2010	--	--	13,774	1.85
April 2010	--	--	41,714	3.46
May 2010	--	--	69,879	3.73
June 2010	20,000	0.95	72,985	3.65
July 2010	--	--	52,286	3.64
August 2010	10,000	0.65	33,502	3.52
September 2010	--	--	14,127	3.31
October 2010	--	--	5,095	3.70
November 2010	--	--	2,068	3.26
December 2010	--	--	1,673	3.32
Total	**$ 40,099**	**1.04 %**	**$ 337,562**	**3.38 %**

CAPITAL BANK

■ Time deposit repricing opportunities - $531.6 million in time deposits maturing by the end of 2010
Note: Dollars in thousands; financial information as of September 30, 2009
Net Interest Margin

$800
$700
$600
$500
$400
$300
$200
$100
$0
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2008 2009
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2008 2009
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2008 2009
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2008 2009

CAPITAL BANK

Note: Dollars in millions
Sandhills
Western
Triad
Triangle
Operating Markets - Loans

$700
$600
$500
$400
$300
$200
$100
$0
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2008 2009
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2008 2009
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2008 2009
Q1 Q2 Q3 Q4 Q1 Q2 Q3
2008 2009

CAPITAL BANK

Note: Dollars in millions
Sandhills
Western
Triad
Triangle
Operating Markets - Deposits

Residential Acquisition, Development and Construction Portfolio Analysis by Type

	Residential Land and Development	Residential Construction	Total
Loans outstanding	$ 170,206	$ 117,810	$ 288,016
Loans outstanding as % of gross loans	12.54 %	8.68 %	21.22 %
Average Loan Balance	$ 388	$ 223	$ 298
Nonaccrual loans	$ 9,238	$ 4,016	$ 13,254
Nonaccrual loans as % of category	5.43 %	3.41 %	4.60 %
Average nonaccrual loan balance	$ 924	$ 183	$ 414
Allowance for loan losses	$ 6,365	$ 2,029	$ 8,394
Allowance for loan losses as % of category	3.74 %	1.72 %	2.91 %

Residential Acquisition, Development and Construction Portfolio Analysis by Region

	Loans Outstanding	% of Total Outstanding	Nonaccrual Loans	Nonaccrual Loans as % of Oustanding	ALLL	ALLL as % of Outstanding
Triangle	$ 213,382	74.09 %	$ 7,657	3.59 %	$ 6,630	3.11 %
Sandhills	19,900	6.91	--	--	481	2.42
Triad	5,732	1.99	--	--	61	1.06
Western	49,002	17.01	5,597	11.42	1,222	2.49
Total	$ 288,016	100.00 %	$ 13,254	4.60 %	$ 8,394	2.91 %

CAPITAL BANK

Note: Dollars in thousands; financial information as of September 30, 2009
Residential ADC Loans

Selected Commercial Real Estate Portfolio Analysis by Type

	Commercial Land and Development	Commercial Construction	Multifamily	Other Non-Residential CRE	Total
Loans outstanding	$ 121,479	$ 57,261	$ 43,583	$ 188,406	$ 410,729
Loans outstanding as % of gross loans	8.95 %	4.22 %	3.21 %	13.88 %	30.26 %
Average Loan Balance	$ 533	$ 1,507	$ 357	$ 551	$ 563
Nonaccrual loans	$ 32	--	--	$ 1,705	$ 1,737
Nonaccrual loans as % of category	0.03 %	--	--	0.90 %	0.42 %
Average nonaccrual loan balance	$ 32	--	--	$ 284	$ 248
Allowance for loan losses	$ 1,361	$ 367	$ 356	$ 2,159	$ 4,243
Allowance for loan losses as % of category	1.12 %	0.64 %	0.82 %	1.15 %	1.03 %

Selected Commercial Real Estate Portfolio Analysis by Region

	Loans Outstanding	% of Total Outstanding	Nonaccrual Loans	Nonaccrual Loans as % of Oustanding	ALLL	ALLL as % of Outstanding
Triangle	$ 283,002	68.90 %	$ 37	0.01 %	$ 2,929	1.03 %
Sandhills	37,920	9.23	709	1.87	510	1.34
Triad	33,751	8.22	971	2.88	384	1.14
Western	56,056	13.65	20	0.04	420	0.75
Total	$ 410,729	100.00 %	$ 1,737	0.42 %	$ 4,243	1.03 %

CAPITAL BANK

Note: Dollars in thousands; financial information as of September 30, 2009
Commercial Real Estate Loans

Commercial Owner Occupied Portfolio Analysis by Type

	Commercial Owner Occupied RE
Loans outstanding	$ 191,112
Loans outstanding as % of gross loans	14.08 %
Average Loan Balance	$ 381
Nonaccrual loans	$ 710
Nonaccrual loans as % of category	0.37 %
Average nonaccrual loan balance	$ 89
Allowance for loan losses	$ 2,434
Allowance for loan losses as % of category	1.27 %

Commercial Owner Occupied Portfolio Analysis by Region

	Loans Outstanding	% of Total Outstanding	Nonaccrual Loans	Nonaccrual Loans as % of Oustanding	ALLL	ALLL as % of Outstanding
Triangle	$ 92,600	48.45 %	$ 187	0.20 %	$ 700	0.76 %
Sandhills	19,915	10.42	217	1.09	459	2.30
Triad	34,077	17.83	41	0.12	405	1.19
Western	44,520	23.30	265	0.60	870	1.95
Total	$ 191,112	100.00 %	$ 710	0.37 %	$ 2,434	1.27 %

CAPITAL BANK

Note: Dollars in thousands; financial information as of September 30, 2009
Commercial Owner Occupied Loans

Commercial & Industrial Portfolio Analysis by Type

	Commercial & Industrial
Loans outstanding	$ 178,879
Loans outstanding as % of gross loans	13.18 %
Average Loan Balance	$ 132
Nonaccrual loans	$ 586
Nonaccrual loans as % of category	0.33 %
Average nonaccrual loan balance	$ 37
Allowance for loan losses	$ 2,222
Allowance for loan losses as % of category	1.24 %

Commercial & Industrial Portfolio Analysis by Region

	Loans Outstanding	% of Total Outstanding	Nonaccrual Loans	Nonaccrual Loans as % of Oustanding	ALLL	ALLL as % of Outstanding
Triangle	$ 49,416	27.63 %	$ 390	0.79 %	$ 486	0.98 %
Sandhills	29,892	16.71	56	0.19	366	1.22
Triad	37,290	20.85	47	0.13	244	0.65
Western	62,281	34.82	93	0.15	1,126	1.81
Total	$ 178,879	100.00 %	$ 586	0.33 %	$ 2,222	1.24 %

CAPITAL BANK

Note: Dollars in thousands; financial information as of September 30, 2009
Commercial & Industrial Loans

1-4 Family Residential Portfolio Analysis by Type

	First Lien, Closed-End	Junior Lien, Closed-End	Home Equity	Total
Loans outstanding	$ 129,355	$ 16,498	$ 96,886	$ 242,739
Loans outstanding as % of gross loans	9.53 %	1.22 %	7.14 %	17.88 %
Average Loan Balance	$ 67	$ 48	$ 33	$ 47
Average Origination	April 2005	January 2007	October 2005	August 2005
Nonaccrual loans	$ 1,809	$ 96	$ 330	$ 2,235
Nonaccrual loans as % of category	1.40 %	0.58 %	0.34 %	0.92 %
Average nonaccrual loan balance	$ 151	$ 32	$ 55	$ 106
Allowance for loan losses	$ 1,028	$ 303	$ 450	$ 1,781
Allowance for loan losses as % of category	0.79 %	1.84 %	0.46 %	0.73 %

1-4 Family Residential Portfolio Analysis by Region

	Loans Outstanding	% of Total Outstanding	Nonaccrual Loans	Nonaccrual Loans as % of Oustanding	ALLL	ALLL as % of Outstanding
Triangle	$ 110,202	45.40 %	$ 974	0.88 %	$ 657	0.60 %
Sandhills	39,219	16.16	599	1.53	297	0.76
Triad	56,196	23.15	231	0.41	491	0.87
Western	37,122	15.29	431	1.16	336	0.91
Total	$ 242,739	100.00 %	$ 2,235	0.92 %	$ 1,781	0.73 %

CAPITAL BANK

Note: Dollars in thousands; financial information as of September 30, 2009
1-4 Family Residential Loans

Loan Type/ Collateral Code	Total Dollars Committed	Total Dollars Outstanding	Number of Credits	Current LTV [1] (%)	Dollar Amount of Reserves	Reserve Term [2] (months)
PERFORMING LOANS:						
Residential land / development	$ 26,735	$ 24,650	10	69 %	$ 797	11.7
Residential construction	4,453	3,254	8	55	365	36.0
Commercial land / development	58,807	53,278	12	64	3,240	16.5
Commercial construction	48,752	13,555	10	70	1,106	17.0
TOTAL PERFORMING LOANS:	$ 138,747	$ 94,737	40	67 %	$ 5,507	16.0
RENEWED LOANS - PASS CREDITS:						
Residential land / development	$ 15,266	$ 14,134	6	55 %	$ 842	14.4
Residential construction	--	--	--	--	--	--
Commercial land / development	--	--	--	--	--	--
Commercial construction	--	--	--	--	--	--
TOTAL RENEWED LOANS - PASS CREDITS:	$ 15,266	$ 14,134	6	55 %	$ 842	14.4
RENEWED LOANS - WATCHLIST:						
Residential land / development	$ 38,181	$ 35,471	11	45 %	$ 1,100	7.1
Residential construction	8,054	4,655	4	80	500	39.7
Commercial land / development	2,820	2,787	2	48	49	4.2
Commercial construction	--	--	--	--	--	--
TOTAL RENEWED LOANS - WATCHLIST:	$ 49,055	$ 42,913	17	48 %	$ 1,649	10.4
GRAND TOTAL	$ 203,067	$ 151,784	63	59 %	$ 7,998	14.6

CAPITAL BANK

Note: Dollars in thousands; financial information as of September 30, 2009
Excludes loans where interest reserves have been previously depleted and the borrower is paying from other sources
(1) LTV is a calculated field based on committed balance, prior liens, and total collateral value
(2) Reserve term is a calculated field based on current outstanding, interest rate, and dollar amount of reserves and is represented as a weighted average for each sub-category
Interest Reserve Loans

Q3 '08	Q4 '08	Q1 '09	Q2 '09	Q3 '09
Past Due Loans	$ 8,933	$ 13,642	$ 17,064	$ 15,196	$ 25,245
Past Dues / Total Loans	0.75 %	1.09 %	1.34 %	1.17 %	1.86 %
Total NPAs	$ 7,430	$ 10,462	$ 20,624	$ 23,700	$ 26,963
NPAs / Assets	0.47 %	0.63 %	1.24 %	1.40 %	1.55 %
Allowance / Total Loans	1.17 %	1.18 %	1.45 %	1.44 %	1.44 %
Allowance / NPLs	219 %	162 %	109 %	100 %	105 %
Net Charge-offs	$ 653	$ 1,768	$ 2,301	$ 1,570	$ 2,655
Net Charge-offs / Loans	0.22 %	0.58 %	0.73 %	0.49 %	0.80 %

CAPITAL BANK

Note: Dollars in thousands
Data Source: SNL Financial
Credit Quality - Historical Metrics

September 30, 2009

Type	Total Portfolio	% of Total	Credit Quality: Nonaccrual Loans	% NPLs	ALLL	ALLL / Loans	YTD NCOs	YTD NCOs / Avg Loans
Triangle	$ 767,476	56.5 %	$ 9,244	1.20 %	$ 11,614	1.51 %	$ 2,451	0.44 %
Sandhills	170,762	12.6	1,581	0.93	2,243	1.31	1,980	1.81
Triad	169,028	12.5	1,291	0.76	1,650	0.98	1,385	1.06
Western	249,977	18.4	6,406	2.56	4,004	1.60	710	0.38
Total	**$ 1,357,243**	**100.0 %**	**$ 18,522**	**1.36 %**	**$ 19,511**	**1.44 %**	**$ 6,526**	**0.67 %**

CAPITAL BANK

Note: Dollars in thousands; financial information as of September 30, 2009
Credit Quality - By Region

Q3 '08		Q4 '08		Q1 '09		Q2 '09		Q3 '09	
	Total	% of Loans	Total	% of Loans	Total	% of Loans	Total	% of Loans	Total	% of Loans
Past Due Loans										
Triangle	$ 1,103	0.18 %	$ 5,581	0.79 %	$ 6,711	0.97 %	$ 7,395	1.04 %	$ 8,291	1.08 %
Sandhills	1,122	0.85	1,480	1.23	3,343	2.11	2,863	1.80	3,903	2.29
Triad	1,810	0.95	3,083	1.71	1,629	0.93	1,723	1.01	2,685	1.59
Western	4,898	1.97	3,498	1.41	5,381	2.14	3,215	1.27	10,366	4.15
	$ 8,933	0.75 %	$ 13,642	1.09 %	$ 17,064	1.34 %	$ 15,196	1.17 %	$ 25,245	1.86 %
Total NPLs										
Triangle	$ 758	0.12 %	$ 3,152	0.45 %	$ 9,939	1.44 %	$ 9,020	1.27 %	$ 9,244	1.20 %
Sandhills	469	0.36	1,031	0.86	3,142	1.98	2,865	1.80	1,581	0.93
Triad	701	0.37	1,046	0.58	1,066	0.61	1,008	0.59	1,291	0.76
Western	4,483	1.80	3,886	1.56	2,861	1.14	5,637	2.23	6,406	2.56
	$ 6,411	0.54 %	$ 9,115	0.73 %	$ 17,008	1.33 %	$ 18,530	1.43 %	$ 18,522	1.36 %
Net Charge-offs										
Triangle	$ 34	0.02 %	$ 137	0.08 %	$ 417	0.24 %	$ 1,117	0.64 %	$ 917	0.50 %
Sandhills	29	0.09	1	0.00	499	1.43	173	0.44	1,308	3.17
Triad	(59)	(0.11)	75	0.16	922	2.08	190	0.44	273	0.64
Western	649	1.07	1,555	2.50	463	0.74	90	0.14	157	0.25
	$ 653	0.22 %	$ 1,768	0.58 %	$ 2,301	0.73 %	$ 1,570	0.49 %	$ 2,655	0.80 %

CAPITAL BANK

Note: Dollars in thousands
Credit Quality - By Region

Balance	Fair value as a % of book value [1]
OREO classifications:		
New home construction	$ 3,706	126 %
Developed lots	1,279	118
Undeveloped land	633	120
Closed branch office	1,296	116
Other	1,527	133
Total OREO	$ 8,441	124 %

CAPITAL BANK

■ $8.4 million of OREO
Note: Dollars in thousands
(1) Fair value is defined as the most recent third party valuation
Credit Quality - ORE Classifications

■ Largest Charge-off’s during YTD ’09
 – $1.0 million auto dealer in Sandhills Region (In foreclosure)
 – $1.0 million residential land / development in Triad Region (In OREO)
 – $0.7 million foreclosure and liquidation on personal residence (Sold)
 – $0.6 million equipment dealer in Triangle Region (In non-performing loans)
 – $0.3 million foreclosure of personal residence (In OREO)
Credit Quality - Net Charge-off’s

% of [1] CBKN Loans	September 2009 Delinquencies CBKN	June 2009 Delinquencies FDIC [2]	June 2009 Delinquencies CBKN
30 to 89 Days				
Construction and land development	34.39 %	0.86 %	2.50 %	0.33 %
Farmland	1.07	0.00	0.68	0.00
1-4 family residential properties	17.88	1.05	1.48	0.94
Multifamily residential properties	3.21	0.77	2.04	0.00
Nonfarm nonresidential properties	27.98	1.40	1.12	0.35
All loans secured by real estate	84.53	1.07	1.55	0.46
Loans to finance other agricultural production	0.08	0.00	0.01	0.00
Commercial and industrial loans	13.16	2.26	1.01	0.19
Loans to individuals	0.72	0.25	2.09	1.56
Other loans	1.51	0.00	1.51	0.00
Total	100.00	1.20	1.49	0.43
Greater than 89 Days [3]				
Construction and land development	34.39 %	2.85 %	15.37 %	2.62 %
Farmland	1.07	0.00	2.21	0.00
1-4 family residential properties	17.88	0.92	2.97	1.06
Multifamily residential properties	3.21	0.00	5.68	0.00
Nonfarm nonresidential properties	27.98	0.64	2.61	0.67
All loans secured by real estate	84.53	1.56	5.60	1.59
Loans to finance other agricultural production	0.08	0.00	0.01	0.00
Commercial and industrial loans	13.16	0.33	2.35	0.59
Loans to individuals	0.72	0.00	1.22	0.20
Other loans	1.51	0.00	1.72	0.00
Total	100.00	1.36	4.46	1.43

CAPITAL BANK

Note: Dollars in thousands
(1) As of September 30, 2009
(2) FDIC-insured financial institutions with assets between $1.0 billion and $10.0 billion
(3) Includes all nonperforming loans
Credit Quality - Peer Comparison

Investment Portfolio

5%
3%
0%
29%
63%
U.S. agency
Municipal Bonds
MBS - Agency
MBS – Non-agency
Other Securities

Type	Amount	% of Total
U.S. agency obligations	$ 1,038	0.4 %
Municipal bonds	77,018	29.3
MBS - Agency	163,477	62.3
MBS - Non - Agency	11,814	4.5
Other securities	9,152	3.5
Total	$ 262,499	100.0 %

	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Available for sale:				
U.S. agency obligations	$ 1,000	$ 38	–	$ 1,038
Municipal bonds	74,225	2,526	33	76,718
MBS Agency	$ 155,558	$ 6,316	–	$ 161,874
MBS Non-Agency	10,521	15	699	9,837
Mortgage-backed securities	$ 166,079	$ 6,331	$ 699	$ 171,711
Other securities	$ 3,236	$ 3	$ 75	$ 3,164
Total available for sale	$ 244,540	$ 8,898	$ 807	$ 252,631
Held to maturity:				
Municipal bonds	$ 300	$ 8	–	$ 308
MBS Agency	$ 1,603	$ 75	–	$ 1,678
MBS Non-Agency	1,977	–	168	1,809
Mortgage-backed securities	$ 3,580	$ 75	$ 168	$ 3,487
Total held to maturity	$ 3,880	$ 83	$ 168	$ 3,795
Other investments	5,988	–	–	5,988
Total at September 30, 2009	**$ 254,408**	**$ 8,981**	**$ 975**	**$ 262,414**

CAPITAL BANK

Note: Dollars in thousands; financial information as of September 30, 2009
Investment Portfolio

Non-GAAP Reconciliation

Summary Income Statement Data and Ratios

	GAAP	Impact of Goodwill Impairment	Non-GAAP
Pre-tax, pre-provision (loss) income	$(64,057)	$ 65,191	$ 1,134
Net (loss) income	(62,078)	62,011	(67)
Net (loss) income available to common shareholders	(62,202)	62,011	(191)
Diluted (loss) earnings per share	(5.50)	5.48	(0.02)
Efficiency ratio	623.8 %	(533.1)%	90.7 %

	GAAP	Impact of Goodwill Impairment	Non-GAAP
2008 FY Noninterest expense to average assets	6.74 %	(4.12)%	2.62 %

CAPITAL BANK

Note: Dollars in thousands; financial information for the quarter ending December 31, 2008
Non-GAAP Reconciliation
 Included within this investor presentation, management presents certain summary income statement data and related ratios excluding a goodwill impairment charge recorded in the 4th quarter of 2008. The goodwill impairment charge is included in financial results presented in accordance with U.S. GAAP. Management believes that exclusion of the goodwill impairment charge in expressing certain summary income statement data and related ratios provides a more meaningful period-to-period comparison of operating results, which management believes will assist investors in analyzing the operating results of Capital Bank and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of the Company’s business since management does not consider the goodwill impairment charge to be relevant to ongoing operations.